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                                                                 Exhibit 23.1




                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the use in this Post-Effective Amendment No. 3 on Form S-1 to the Registration Statement on Form SB-2 (No. 33-80973) of our report dated March 12, 1997, except as to Note 10 for which the date is March 27, 1997, on our audits of the consolidated financial statements of TMCI Electronics, Inc. and its subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                                                   /s/ MOORE STEPHENS, P.C.
                                                   Certified Public Accountants


Cranford, New Jersey
November 18, 1997